UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2017

GRAN TIERRA ENERGY INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34018	98-0479924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 900, 520-3 Avenue SW
Calgary, Alberta, Canada
T2P 0R3

(Address of Principal Executive Offices)

(Zip Code)

(403) 265-3221

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 13, 2017, Gran Tierra Energy Inc. (the “Company”), Gran Tierra Energy International Holdings Ltd., as borrower, the Bank of Nova Scotia, as administrative agent, and the lenders party thereto entered into the Fifth Amendment to the Credit Agreement (the “Fifth Amendment”). The Fifth Amendment amends the Credit Agreement, dated as of September 18, 2015, by and among the Company, Gran Tierra Energy International Holdings Ltd., the Bank of Nova Scotia, and the lenders party thereto (as amended, the “Credit Agreement”). The Fifth Amendment, among other things, (i) provides for the repurchase for cancellation by the Company of up to an aggregate of $35 million of the Company’s issued and outstanding shares of common stock through the normal course issuer bid made on February 8, 2017 and (ii) provides for the sale or disposition of certain property.

From time to time, the agents, arrangers, book runners and lenders under the Credit Agreement and their affiliates have provided, and may provide in the future, investment banking, commercial lending, hedging and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Fifth Amendment is not complete and is qualified by reference to the full text of the Fifth Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 in this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1

Fifth Amendment to Credit Agreement, dated as of February 13, 2017, by and among Gran Tierra Energy International Holdings Ltd., Gran Tierra Energy Inc., The Bank of Nova Scotia, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2017

GRAN TIERRA ENERGY INC.

By:	/s/ David Hardy
Name:	David Hardy
Title:	Vice President Legal and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1

Fifth Amendment to Credit Agreement, dated as of February 13, 2017, by and among Gran Tierra Energy International Holdings Ltd., Gran Tierra Energy Inc., The Bank of Nova Scotia, and the lenders party thereto.

4